UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 17, 2018

Greenpro Capital Corp.

(Exact name of registrant as specified in charter)

Nevada	001-38308	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1701-1703, 17/F, The Metropolis Tower

10 Metropolis Drive

Hung Hom, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ (852) 3111 -7718

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 17, 2018, Greenpro Credit Limited, a wholly owned subsidiary of Greenpro Capital Corp. (the “Company”), entered into a loan agreement (the “Agreement”) with a third party, Shenzhen Rong Jin Jia Cheng Investment Limited (“SZRJJC”), pursuant to which the Company loaned SZRJJC $6,000,000. The Company has a money lending license and intends to make similar types of loans as part of its business operations going forward. The loan is secured by the assets of a subsidiary of SZRJJC, bears interest at 2% per annum, and is due August 1, 2020. The Agreement also contains standard event of default provisions in favor of the Company, including but not limited to, breaches of the terms of the Agreement, bankruptcy, insolvency and litigation. In the event of a default by SZRJJC, the Company can demand immediate repayment of the loan. SZRJJC is an entity based in Shenzhen, People’s Republic of China. The Company made the loan to SZRJJC as part of the Company’s plans to expand its business in the People’s Republic of China.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Loan Agreement dated July 17, 2018 between the Company and Shenzhen Rong Jin Jia Cheng Investment Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Name:	Lee Chong Kuang
Title:	President and Chief Executive Officer

Dated: December 10, 2018